UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-41816	88-1513509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd
Fort Lawn,
SC
29714
(Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.

As previously reported on the Current Report on Form 8-K filed on January 2, 2025, the stockholders of Northann Corp. (the “Company”) at the annual general meeting of stockholders held on December 31, 2024 (the “AGM”), granted discretionary authority to the Board of Directors of the Company (the “Board”) to authorize a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with a ratio ranging from one-for-three (1:3) to one-for-twenty (1:20), for the primary purpose of increasing the per share price of the Company’s Common Stock in order to maintain the listing of the Company’s Common Stock on the NYSE American.

On September 17, 2025, Lin Li, the sole stockholder of series A preferred stock, par value $0.001 per share (the “Preferred Stock”) and the Company's CEO and chairman, authorized the Board to conduct the reverse stock split of Preferred Stock at a specific ratio, ranging from one-for-three (1:3) to one-for-twenty (1:20). On September 17, 2025, the Board approved to conduct a reverse stock split (the “Reverse Stock Split”) of both Common Stock and Preferred Stock at a ratio of one-for-eight (1:8).  The post-split Common Stock will have CUSIP Number 66373M 408.

The Reverse Stock Split is expected to take effect on October 7, 2025, pursuant to which, every eight (8) shares of the Company’s issued and outstanding Common Stock will be converted into one (1) share of issued and outstanding Common Stock and every eight (8) shares of the Company’s issued and outstanding Preferred Stock will be converted into one (1) share of Preferred Stock. The Reverse Stock Split will be effected simultaneously for all of the Company’s outstanding Common Stock and Preferred Stock, and the exchange ratio will be the same for all of the Company’s outstanding Common Stock and Preferred Stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share. Each stockholder will receive such additional fractions of a share to round up to a full share.  The Reverse Stock Split will have no impact on stockholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s Common Stock and Preferred Stock, which remains unchanged.

The Company plans to amend its Articles of Incorporation, as amended, and Certificate of Designation of Preferred Stock, as amended, to reflect the Reverse Stock Split. The number of authorized shares will remain unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: September 25, 2025	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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